Exhibit 99.1

Execution Version

TENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated as of April 28, 2017, but effective as of the Amendment Effective Date (as defined below), by and among Synergy Resources Corporation (d/b/a SRC Energy Inc.) (the “Borrower”), each Lender (defined below) signatory hereto and SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as an Issuing Bank.
W I T N E S S E T H:
WHEREAS, the Borrower, Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of November 28, 2012, as amended by the following: that certain First Amendment to Credit Agreement dated as of February 12, 2013, Second Amendment to Credit Agreement dated as of June 28, 2013, Third Amendment to Credit Agreement dated as of December 20, 2013, Fourth Amendment to Credit Agreement dated as of June 3, 2014, Fifth Amendment to Amended and Restated Credit Agreement dated as of December 15, 2014, Sixth Amendment to Amended and Restated Credit Agreement dated as of June 2, 2015, Seventh Amendment to Amended and Restated Credit Agreement dated as of January 28, 2016, Eighth Amendment to Amended and Restated Credit Agreement dated as of May 3, 2016 and Ninth Amendment to Amended and Restated Credit Agreement dated as of October 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower;
WHEREAS, the Borrower has requested that Administrative Agent and the Lenders, as applicable, amend the Credit Agreement as set forth below; and
WHEREAS, subject to the terms and conditions hereof, Administrative Agent and the Lenders, as applicable, are willing to agree to the amendments to the Credit Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:
SECTION 1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Sections 1.02, 1.03 and 1.04 of the Credit Agreement shall apply to this Amendment.
SECTION 2.    Amendments to Credit Agreement. Effective on the Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)    Clause (a) of the definition of “Commitment” in Section 1.01 (Certain Defined Terms) is amended by adding the words “or Section 2.07(d)” after “Section 2.06”.
(b)    Clause (b) of the definition of “Maximum Credit Amount” in Section 1.01 (Certain Defined Terms) is amended by replacing “Section 2.06(b)” with “Section 2.07(d)”.

(c)    The definition of “Triggering Event” in Section 1.01 (Certain Defined Terms) is amended and restated in its entirety as follows:
“Triggering Event” means (a) the sale or other disposition by Borrower or any Subsidiary of any Oil and Gas Properties or (b) the Unwind of any Borrowing Base Hedging Agreement, which, in either such case, after giving effect to such event, results in the aggregate amount of all such events (the value assigned to such Oil and Gas Properties subject to such sale in the then current Borrowing Base and the mark-to-market value of such Borrowing Base Hedging Agreement subject to any such event), since the most recent Scheduled Redetermination Date exceeding 5% of the Borrowing Base then in effect.

(d)    Section 9.18(b) of the Credit Agreement is amended by replacing the words “barrels of oil or cubic feet of natural gas” with “barrels of oil, cubic feet of natural gas or barrels of natural gas liquids”.
SECTION 3.    Borrowing Base; Elected Reduction of Commitment. The Lenders have redetermined the Borrowing Base in accordance with Section 2.07(b) of the Credit Agreement. Effective on the Amendment Effective Date, the Borrowing Base is increased to $225,000,000 until the next redetermination or adjustment thereof pursuant to the Credit Agreement. This Amendment shall serve as notice to Borrower required pursuant to Section 2.07(c)(iii)(A) of the Credit Agreement. Pursuant to Section 2.07(d) of the Credit Agreement, the Borrower desires to reduce the aggregate Commitment of the Lenders from $225,000,000 to $210,000,000. The Borrower, Administrative Agent and the Lenders agree that, effective on the Amendment Effective Date, $210,000,000 shall be the Reduced Commitment under the Credit Agreement. This Amendment shall serve as notice from Borrower required pursuant to Section 2.07(d) of the Credit Agreement.
SECTION 4.    Reallocation of Commitments. Effective on the Amendment Effective Date, notwithstanding the requirement in Section 2.07(d) of the Credit Agreement that each reduction of the aggregate Commitment amounts be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage (which requirement is hereby waived by the Administrative Agent, the Borrower, the Lenders and the Issuing Bank), the Administrative Agent, the Borrower and the Lenders and the Issuing Bank consent to the following: (i) the reallocation of the Maximum Credit Amounts so that each Lender’s Maximum Credit Amount and Applicable Percentage is as set forth on Annex I attached hereto and (ii) the reallocation of the participations in Letters of Credit in accordance with each Lender’s Applicable Percentage as set forth on Annex I attached hereto. On the Amendment Effective Date after giving effect to such reallocation of the Maximum Credit Amounts, the Maximum Credit Amount and Applicable Percentage of each Lender shall be as set forth on Annex I attached hereto. The reallocation of the Maximum Credit Amounts among the Lenders shall be deemed to have been consummated on the Amendment Effective Date pursuant to the terms of the Assignment and Assumption attached as Exhibit F to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the $3,500.00 processing fee set forth in Section 12.04(b)(ii)(C) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 4.
SECTION 5.    Conditions of Effectiveness. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the “Amendment Effective Date”):
(a)    The Administrative Agent shall have received a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, the Lenders and the Borrower (which may be by telecopy or PDF transmission).

(b)    Payment by the Borrower of the fees and expenses of the Administrative Agent’s counsel pursuant to Section 12.03(a) of the Credit Agreement, including fees and expenses in connection with the preparation, negotiation and closing of this Amendment, to the extent invoiced at least three Business Days prior to the date hereof.
(c)    All representations and warranties set forth in each of the Loan Documents (including this Amendment) shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects).
SECTION 6.    Representations and Warranties. The Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:
(a)    It has the organizational power and authority to execute, deliver and perform this Amendment, and all necessary organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.
(b)    The Credit Agreement, as amended by this Amendment, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(c)    This Amendment does not and will not violate any provisions of any of the Organizational Documents of the Borrower.
(d)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.
(e)    On the date hereof, (i) since December 31, 2016, no Material Adverse Effect has occurred, (ii) no Default or Event of Default has occurred and is continuing, and (iii) all representations and warranties set forth in each of the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects).
SECTION 7.    Miscellaneous.
(a)    Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Extent of Amendments; Ratification. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, waived, modified or affected by this Amendment and all of the terms and conditions of the Credit Agreement and the other Loan Documents are, and remain, in full force and effect in accordance with their respective terms. The Borrower hereby ratifies and confirms that, after giving effect to this Amendment, (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the collateral and the Liens on the collateral securing the Indebtedness are unimpaired by this Amendment and remain in full force and effect.
(c)    Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. This Amendment is a Loan Document.
(d)    Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of the Borrower to Administrative Agent, Issuing Bank or any Lender.
(e)    Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.
(f)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal laws of the United States of America.
(g)    Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.
SECTION 8.    NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.
SECTION 9.    No Waiver. The Borrower hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Bank or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Bank or any Lender, (a) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (b) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.
Signatures Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	SYNERGY RESOURCES CORPORATION (D/B/A SRC ENERGY INC.)

	By:	/s/ James P. Henderson
James P. Henderson
Executive Vice President Finance and Chief Financial Officer

Signature Page to Tenth Amendment

SUNTRUST BANK,
as Administrative Agent and as an Issuing Bank and a Lender

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

Signature Page to Tenth Amendment

COMMUNITY BANKS OF COLORADO, a division
of NBH Bank, as an Issuing Bank and as a Lender

By:	/s/ Sarah E. Burchett
Name:	Sarah E. Burchett
Title:	Managing Director

Signature Page to Tenth Amendment

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Tenth Amendment

ZB N.A. DBA AMEGY BANK,
as a Lender

By:	/s/ Ronnie Causey
Name:	Ronnie Causey
Title:	Vice President

Signature Page to Tenth Amendment

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Arina Mavilian
Name:	Arina Mavilian
Title:	Vice President

Signature Page to Tenth Amendment

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

Signature Page to Tenth Amendment

IBERIABANK,
as a Lender

By:	/s/ Tyler S. Thoem
Name:	Tyler S. Thoem
Title:	IBERIABANK

Signature Page to Tenth Amendment

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
SunTrust Bank	19.5238095%	$97,619,047.61
KeyBank National Association	16.1904762%	$80,952,380.95
Deutsche Bank AG New York Branch	14.7619048%	$73,809,523.81
JPMorgan Chase Bank, National Association	14.7619048%	$73,809,523.81
ZB N.A. dba Amegy Bank	12.6190476%	$63,095,238.10
Community Banks of Colorado	12.6190476%	$63,095,238.10
IBERIABANK	9.5238095%	$47,619,047.62
Total	100.0000000%	$500,000,000.00

Annex I